Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO LOAN AND SERVICING AGREEMENT (this “Amendment”), dated as of June 6, 2024 (the “Amendment Date”), among Overland Financing MS, LLC, a Delaware limited liability company, as the borrower (the “Borrower”), Overland Advantage, a Delaware statutory trust, as the servicer (the “Servicer”), Morgan Stanley Bank, N.A., as lender (the “Lender”), and Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the Servicer, the Lender and the Administrative Agent are party to that certain Loan and Servicing Agreement, dated as of February 22, 2024 (as the same may be amended, modified or supplemented prior to the Amendment Date in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among the Borrower, the Servicer, Overland Advantage, as the transferor, the Lender, each of the other lenders from time to time party thereto, the Administrative Agent and Wilmington Trust, National Association, as the collateral agent, as the account bank and as the collateral custodian, providing, among other things, for the making and the administration of the Advances by the lenders to the Borrower; and

WHEREAS, the Borrower, the Servicer, the Lender and the Administrative Agent desire to amend certain provisions of the Loan and Servicing Agreement, in accordance with Section 12.01 thereof and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan and Servicing Agreement.

ARTICLE II

Amendments to Loan and Servicing Agreement

SECTION 2.1. As of the Amendment Date, the Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Servicing Agreement attached as Appendix A hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower and the Servicer hereby represent and warrant to the Administrative Agent and the Lender that, as of the Amendment Date, (i) no Unmatured Event of

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Default, Event of Default or Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower and the Servicer contained in the Loan and Servicing Agreement are true and correct in all material respects on and as of such day.

ARTICLE IV

Conditions Precedent

SECTION 4.1. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a) its execution and delivery by each party hereto; and

(b) the payment by the Borrower in immediately available funds of any fees (including reasonable and documented fees, disbursements and other charges of outside counsel to the Administrative Agent) to be received on the Amendment Date.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification. Except as expressly amended hereby, the Loan and Servicing Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Servicing Agreement for all purposes.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.

BORROWER:

OVERLAND FINANCING MS, LLC

By: Overland Advantage, its Designated Manager

By: /s/ Gavin Baiera
Name: Gavin Baiera
Title: Chief Executive Officer

[Signature Page to First Amendment to Loan and Servicing Agreement]

SERVICER:

OVERLAND ADVANTAGE

By: /s/ Gavin Baiera
Name: Gavin Baiera
Title: Chief Executive Officer

[Signature Page to First Amendment to Loan and Servicing Agreement]

ADMINISTRATIVE AGENT:

MORGAN STANLEY SENIOR FUNDING, INC.

By: /s/ Aditya Bhatia
Name: Aditya Bhatia
Title: Authorized Signatory

[Signature Page to First Amendment to Loan and Servicing Agreement]

LENDER:

MORGAN STANLEY BANK, N.A.

By: /s/ David Wasserman
Name: David Wasserman
Title: Authorized Signatory

[Signature Page to First Amendment to Loan and Servicing Agreement]

APPENDIX A

EXECUTION VERSION
Conformed through First Amendment dated June 6, 2024

Up to U.S. $300,000,000

LOAN AND SERVICING AGREEMENT

Dated as of February 22, 2024

among

OVERLAND FINANCING MS, LLC,
as the Borrower

OVERLAND ADVANTAGE,
as the Transferor

OVERLAND ADVANTAGE,
as the Servicer

MORGAN STANLEY SENIOR FUNDING, INC.,
as the Administrative Agent

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,
as the Lenders

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Collateral Agent, Account Bank and Collateral Custodian

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms 2

Section 1.02 Other Terms 60

Section 1.03 Computation of Time Periods 61

Section 1.04 Interpretation 61

Section 1.05 Rates 62

ARTICLE II

THE FACILITY

Section 2.01 Advances; I/O Notional Loan 63

Section 2.02 Procedure for Advances 63

Section 2.03 Determination of Yield 65

Section 2.04 Remittance Procedures 65

Section 2.05 Instructions to the Collateral Agent and the Account Bank 70

Section 2.06 Borrowing Base Deficiency Payments; Equity Cure 70

Section 2.07 Sale of Loan Assets; Affiliate Transactions ~~71~~72

Section 2.08 Payments and Computations, Etc. 75

Section 2.09 Unused Fee 76

Section 2.10 Increased Costs; Capital Adequacy; Compensation for Losses 76

Section 2.11 Taxes 78

Section 2.12 Grant of a Security Interest; Collateral Assignment of Agreements 82

Section 2.13 Evidence of Debt 83

Section 2.14 Release of Loan Assets 83

Section 2.15 Treatment of Amounts Received by the Borrower 84

Section 2.16 Prepayment; Termination; Reduction 84

Section 2.17 Collections and Allocations 85

Section 2.18 Reinvestment of Principal Collections 86

Section 2.19 Defaulting Lenders 87

Section 2.20 Benchmark Replacement Setting 89

Section 2.21 Inability to Determine Rates 90

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01 Conditions Precedent to Effectiveness 91

Section 3.02 Conditions Precedent to All Advances 92

Section 3.03 Advances Do Not Constitute a Waiver 94

Section 3.04 Conditions to Acquisition of Loan Assets 94

[Signature Page to First Amendment to Loan and Servicing Agreement]

“Agreement” means this Loan and Servicing Agreement, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms hereof.

“Amortization Period” means the period commencing on the Commitment Termination Date and ending on the Collection Date.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption.

“Anti-Money Laundering Laws” means laws, regulations and sanctions, state and federal, criminal and civil that: (a) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (b) require identification and documentation of the parties with whom a financial institution conducts business; or (c) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by the Patriot Act, and the Money Laundering Control Act of 1986, including the laws relating to prevention and detection of money laundering under 18 USC Section 1956 and 1957.

“Applicable Law” means for any Person, all existing laws, rules, regulations, to the extent applicable to such Person or its property or assets, all statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and published interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

”Applicable Margin” means (a) during the Ramp-Up Period, 1.70% per annum, (b)(i) after the Ramp-Up Period through the three-month anniversary thereof, 2.10% and (ii) after the three-month anniversary of the Ramp-Up Period and during the Revolving Period, 2.35% per annum, and (c) during the Amortization Period, 2.85% per annum; provided that, at any time during the existence of an Event of Default or after the automatic occurrence or declaration of the Facility Maturity Date, the Applicable Margin shall be increased by an additional 2.00% per annum, which shall be reflected in the notice provided pursuant to Section 2.03.

“Approval Notice” means, with respect to any Eligible Loan Asset (other than a Specified Loan Asset), the written notice, which may be distributed via email, substantially in the form attached hereto, or otherwise containing the same representations and information, as Exhibit A, evidencing (i) the approval by the Administrative Agent, in its sole and absolute discretion, of the acquisition or origination, as applicable, of such Eligible Loan Asset by the Borrower, and (ii) the determination of the Advance Rate in respect of such Eligible Loan Asset, by the Administrative Agent, in its sole and absolute discretion.

“Approved Broker/Dealer” means any of Bank of America/Merrill Lynch; Barclays Bank plc; Citibank, N.A.; Deutsche Bank AG; Goldman Sachs & Co.; JPMorgan Chase Bank, N.A.; Morgan Stanley & Co. LLC; Royal Bank of Canada; UBS AG; and Wells Fargo Bank, National

without further action by the Administrative Agent, be reduced to zero; provided that if such Loan Asset is an Owned Asset, the Assigned Value shall be consistent with the valuation of such Loan Asset by the Administrative Agent or its Affiliate, as the case may be, for its own account;

(iii) If a Value Adjustment Event of the type described in clause (j), clause (k) (so long as no other Value Adjustment Event has occurred), or clause (l) of the definition thereof with respect to such Loan Asset occurs and the Administrative Agent has observed in the previous two (2) consecutive days Same Day Pricing with a quote depth of less than three (3) with respect to such Loan Asset, the Assigned Value of such Loan Asset may be amended by the Administrative Agent pursuant to clause (ii) of the definition of Market Value; and

(iv) The Assigned Value (Liquid Credit) of any Liquid Credit Loan Asset that no longer satisfies the Eligibility Criteria (after giving effect to the first proviso set forth in the lead-in paragraph to Schedule II) shall be zero.

The Administrative Agent shall notify the Servicer of any change effected by the Administrative Agent of the Assigned Value (Liquid Credit) of any Loan Asset.

“Assigned Value (Private Credit)” means an amount (expressed as a percentage of par) equal to (a) with respect to any Private Credit Loan Asset originated within sixty (60) days of its sale or contribution to the Borrower, the origination price, (b) for any other Private Credit Loan Asset, the Assigned Value (Private Credit) shall be the lowest of (i) the Purchase Price of such Eligible Loan Asset, (ii) the fair market value assigned on the Borrower’s books and records, (iii) the value (expressed as a percentage of the principal balance of such Eligible Loan Asset) assigned by the Administrative Agent in its sole discretion, or (iv) the par amount of such Eligible Loan Asset, in each case, as of the Cut-Off Date, and (c) following a Value Adjustment Event in respect of such Eligible Loan Asset, the value resulting from the application of the following terms:

(i) If a Value Adjustment Event of the type described in clause (b), clause (c), clause (d), clause (e) (but only to the extent failure to deliver the financial statements required to be delivered therein exceeds the quarterly or annual reporting deadlines set forth in therein by more than thirty (30) days), clause (f) (solely with respect to a Material Modification described in clause (a), clause (b), clause (c) or clause (d) of the definition thereof), clause (h), clause (i) or clause (n) of the definition thereof with respect to such Loan Asset occurs, the Assigned Value (Private Credit) of such Loan Asset will, automatically and without further action by the Administrative Agent, be zero;

(ii) Upon the occurrence of a Value Adjustment Event (other than a Value Adjustment Event set forth in sub-clause (i) above) in respect of any Eligible Loan Asset, the then-current Assigned Value (Private Credit) thereof may be amended by the Administrative Agent in its sole discretion at any time (and from time to time) following such occurrence; provided that if a Value Adjustment Event of the type described in clause (o) of the definition thereof with respect to such Loan Asset occurs and at such time no other Value Adjustment Event has occurred and is continuing, any such amendment by the

Administrative Agent shall be based on Same Day Pricing with a minimum quote depth of three (3);

(iii) The Borrower may dispute an Assigned Value (Private Credit) amended by the Administrative Agent pursuant to sub-clause (ii) above pursuant to the following mechanisms:

(1) The Borrower may either (A) either (I) no later than three (3) Business Days after the Administrative Agent adjusts the Assigned Value (Private Credit), obtain two or more Third-Party Bids or (II) no later than one (1) Business Day after the Administrative Agent adjusts the Assigned Value (Private Credit), obtain same day bid side pricing from Loan Pricing Corp. or IHS Markit Ltd. (or such other pricing service approved by the Administrative Agent in its sole discretion) (“Same Day Pricing”) with a minimum quote depth of three (3), in each case at its own expense or (B) obtain, at its own expense, a valuation from an Approved Valuation Firm. If the Borrower obtains two or more Third-Party Bids pursuant to sub-clause (A)(I) above, then the average of such Third-Party Bids shall be treated as the amended Assigned Value (Private Credit); if the Borrower obtains Same Day Pricing pursuant to sub-clause (A)(II) above, then such pricing shall be treated as the amended Assigned Value (Private Credit), and if the Borrower obtains a valuation pursuant to sub-clause (B) above, then such valuation shall be treated as the amended Assigned Value (Private Credit); provided that if either sub-clause (A)(I) or sub-clause (A)(II) above is available to the Borrower, the Borrower shall not be allowed to obtain a valuation pursuant to sub-clause (B) above.

(2) If the Borrower is unable to obtain bids or pricing that satisfy the requirements set forth in sub-clauses (1)(A)(I) or (1)(A)(II) above, or a valuation that satisfies the requirements set forth in sub-clause (1)(B) above, the Assigned Value (Private Credit) amended by the Administrative Agent shall remain the Assigned Value (Private Credit).

(3) If the Assigned Value (Private Credit) is disputed pursuant to sub-clause (1)(B) above, then the Administrative Agent may at its own expense obtain a valuation from an alternative Approved Valuation Firm and such valuation shall constitute the amended Assigned Value (Private Credit) upon delivery of a copy of such valuation to the Borrower and the Servicer.

(4) If the Borrower elects to dispute the adjusted Assigned Value (Private Credit) pursuant to sub-clause (1) above, the Assigned Value (Private Credit) adjusted by the Administrative Agent upon the occurrence of the related Value Adjustment Event shall remain the Assigned Value (Private Credit), until the Assigned Value (Private Credit) is adjusted pursuant to sub-clause (1) above or, if applicable, until the Assigned Value (Private Credit) is further adjusted pursuant to sub-clause (3) above.

(i) not more than 25.0% of the Concentration Denominator may consist of Eligible Loan Assets (other than any Broadly Syndicated Loan) with a Total Leverage Ratio of greater than 6.50:1.00 as of the date of determination;

(j) not more than 5.0% of the Concentration Denominator may consist of Eligible Loan Assets that are PIK Loan Assets (other than any PIK Loan Asset that has a minimum cash spread of at least 5.0% and such spread is payable at least quarterly);

(k) not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets with (x) an issuer credit rating by Standard & Poor’s of “CCC+” or below or (y) a Moody’s corporate family rating of “Caa1” or below;

(l) not more than 15.0% of the Concentration Denominator may consist of Eligible Loan Assets other than Recurring Revenue Loans that are issued by an Obligor that has an EBITDA of less than $25,000,000; and

(m) not more than 10.0% of the Concentration Denominator may consist of Eligible Loan Assets with an Obligor domiciled in a Qualified Jurisdiction other than the United States~~; and~~

~~(n) not more than (i) during the Ramp Up Period, 100.0% and (ii) thereafter, 20.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Broadly Syndicated Loans.~~

“Constituent Documents” means in respect of any Person, the certificate or articles of formation, incorporation or organization, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents), articles of association and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof. For the avoidance of doubt, the “Constituent Documents” of the Borrower include, the Borrower Consent, the Borrower Certificate of Formation and the Borrower LLC Agreement.

“Control Agreement” means that certain Control Agreement, dated as of the Closing Date, among the Borrower, Wilmington Trust, National Association, as the securities intermediary and the Collateral Agent, which agreement relates to the Controlled Accounts, as such agreement may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Controlled Accounts” means the Collection Account, the Unfunded Exposure Account and the Payment Account.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Senior Leverage Ratio,” “Cash Interest Coverage Ratio,” “Total Leverage Ratio,” “EBITDA,” “Permitted Liens,” “Recurring Revenue,” “Debt-to-Recurring Revenue Ratio” or any respective comparable definitions for such Eligible Loan Asset, or (iii) any term or provision referenced in or utilized in the calculation of any financial covenant or modifies any of the required maintenance levels of any financial covenant in the Underlying Instrument for such Eligible Loan Asset, in the case of either clause (i), (ii) or (iii) above, in a manner that, in the sole discretion of the Administrative Agent, is adverse to the Administrative Agent, any Lender or the value of such Eligible Loan Asset; ~~or~~

(f) modifies any term or provision of the Underlying Instrument that impacts the determination of any default or event of default with respect to such Eligible Loan Asset; or

(g) with respect to any Loan Asset that is a Recurring Revenue Loan that as of the Cut-Off Date requires the subsequent conversion of the covenant relating to “Recurring Revenue,” “Debt-to-Recurring Revenue Ratio,” or related term in the Underlying Instrument to a covenant relating to “EBITDA”, waives or extends the time period specified in the Underlying Instrument of such Eligible Loan Asset as of the Cut-Off Date for such conversion.

“Materials of Environmental Concern” means any material, substance or waste that is listed, regulated, or otherwise defined as hazardous, toxic, radioactive, a pollutant or a contaminant (or words of similar regulatory intent or meaning) under applicable Environmental Law, or which could give rise to liability under any Environmental Law.

“Maturity Amendment” means, any amendment to the Underlying Instruments of any Loan Asset which delays or extends the maturity date or any principal payment date for such Loan Asset.

“Maximum Portfolio Advance Rate” means, as of any date of determination, the advance rate corresponding to the Diversity Score of the Eligible Loan Assets included in the Collateral as of such date, as set forth below:

Diversity Score (x)	Maximum Portfolio Advance Rate
x < 6.0	0.0%
6.0 ≤ x < 8.0	25.0%
8.0 ≤ x < 10.0	40.0%
10.0 ≤ x < 15.0	50.0%
x ≥ 15.0	65% (70.0% during the Ramp-Up Period only)

“Measurement Date” means each of the following dates: (a) the Closing Date; (b) each Reporting Date occurring in a calendar month in which a Payment Date does not occur; (c) each Payment Date; (d) each Determination Date; (e) the last day of each Remittance Period; (f) the date as of which an Advance or reduction of the Advances Outstanding is requested; (g) the date as of which a release of Principal Collections is requested pursuant to Section 2.18; (h) the date of any Discretionary Sale described in Section 2.07(a); (i) the date as of which the Servicer obtains actual knowledge of any Value Adjustment Event; (j) the date as of which a Borrowing

Base Deficiency occurs; (k) the last day of the Revolving Period; and (l) any other date reasonably requested by the Administrative Agent.

“Minimum Equity Amount” means ~~the greater of (a) the sum of the Outstanding Balances of all Eligible Loan Assets that are the obligations of the five (5) largest Obligors and (b)~~ 15% of the Facility Amount.

“Minimum Utilization” means (a) on any day following the Ramp-Up Period and prior to the end of the Revolving Period, 65% of the Facility Amount, and (b) at all other times, 0%.

“Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest). “Morgan Stanley” means Morgan Stanley Bank, N.A., and its successors and assigns.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the applicable Person or any ERISA Affiliate of that Person contributed or had any obligation to contribute, or with respect to which such Person or ERISA Affiliate has any liability (whether actual or contingent).

“Net Asset Value” means, as of any date of determination, computed in accordance with GAAP, (a) the market value of investments and other assets of the Transferor, minus (b) the aggregate sum of all liabilities (including accrued expenses) of the Transferor.

“Non-Approval Event” means, at any time during any six (6) month period (measured on a rolling basis), an event that occurs when the quotient of (i) the number of Loan Assets that are First Lien Loans that otherwise satisfy the Eligibility Criteria are rejected by the Administrative Agent in its sole discretion (provided that at least ten (10) such Loan Assets that are First Lien Loans were submitted by the Borrower for review to the Administrative Agent during such six (6) month period) divided by (ii) the total number of Loan Assets that are First Lien Loans submitted by the Borrower for review to the Administrative Agent during such six (6) month period, is equal to or greater than 50.0%.

“Non-Consenting Lender” has the meaning assigned to that term in Section 2.19(d).

“Noteless Loan” means a Loan Asset with respect to which the Underlying Instruments (a) do not require the Obligor to execute and deliver a promissory note to evidence the Indebtedness created under such Loan Asset or (b) require any holder of the Indebtedness created under such Loan Asset to affirmatively request a promissory note from the related Obligor (and none has been requested with respect to such Loan Asset held by the Borrower).

“Notice of Borrowing” means an irrevocable written notice of borrowing from the Borrower to the Administrative Agent substantially in the form attached hereto as Exhibit D.

“Notice of Exclusive Control” has the meaning given to such term in the Control Agreement.

“Notice of Reduction” means a notice of a reduction of the Advances Outstanding pursuant to ~~Section 2.16~~, substantially in the form attached hereto as Exhibit E.

Investment Advisory Agreement as the manager of the Servicer or the manager of the Transferor, as applicable, are substantially the same individuals who perform such duties immediately prior to such assignment, (d) for which the Administrative Agent and the Collateral Agent have received all “know your customer” documentation and information requested in its sole discretion or required by regulatory authorities and (e) that shall assume the obligations of manager of the Servicer or manager of the Transferor, as applicable and (II) with respect to the Servicer, any Affiliate thereof that (a) that has the ability and experience to professionally and competently perform duties similar to those imposed upon the Servicer pursuant to this Agreement, (b) that is legally qualified and has the capacity and applicable licenses or other regulatory qualifications to act as the Servicer, (c) for which the principal personnel who would perform its duties hereunder as the Servicer are substantially the same individuals who perform such duties immediately prior to such assignment, (d) for which the Administrative Agent and the Collateral Agent have received all “know your customer” documentation and information requested in its sole discretion or required by regulatory authorities and (e) that shall assume the obligations of the Servicer.

“Qualified Jurisdiction” means any of the United States and Canada.

”Ramp-Up Period” means the period beginning on the Closing Date and (i) with respect to the definition of “Applicable Margin”, ending on the six (6)-month anniversary thereof and (ii) with respect to the definitions of “Concentration Denominator”, Diversity Test”, “Maximum Portfolio Advance Rate”, “Minimum Utilization”, “Portfolio ICR Test” and “Weighted Average Spread Test”, ending on the nine (9)-month anniversary thereof.

“Recipient” means the Administrative Agent and any Lender, as applicable. “Recipient Lender” has the meaning assigned to such term in Section 12.21(a).

“Records” means all documents relating to the Loan Assets, including books, records and other information executed in connection with the origination or acquisition of the Loan Assets or maintained with respect to the Loan Assets and the related Obligors that the Borrower, the Transferor or the Servicer have generated, in which the Borrower has acquired an interest pursuant to the Purchase and Sale Agreement or in which the Borrower or the Transferor have otherwise obtained an interest.

“Recoveries” means, with respect to any Defaulted Loan, the proceeds from the sale of the Related Collateral, the proceeds of any related Insurance Policy, any other recoveries with respect to such Loan Asset (without duplication) or the Related Collateral, and amounts representing late fees and penalties, net of any amounts received that are required under such Loan Asset, as applicable, to be refunded to the related Obligor.

“Recurring Revenue” means, with respect to any Eligible Loan Assets that are Recurring Revenue Loans, the definition of annualized recurring revenue used in the Underlying Instruments for each such Eligible Loan Asset, or any comparable term for “Revenue”, “Recurring Revenue” or “Adjusted Revenue” in the Underlying Instruments for each such Eligible Loan Asset or if there is no such term in the Underlying Instruments, all recurring maintenance, service, support, hosting, subscription and other revenues identified by the Servicer

(c) any payment default occurs under any other senior or pani passu obligation for borrowed money of the related Obligor;

(d) a Bankruptcy Event with respect to the related Obligor (after giving effect to any applicable grace or cure period thereunder);

(e) (i) the related Obligor fails to deliver to the Borrower or the Servicer any financial reporting information as required by the Underlying Instruments of such Loan Asset (after giving effect to any applicable grace or cure period thereunder) or (ii) the Borrower or the Servicer shall fail to deliver such financial reporting information to the Administrative Agent and the Lenders with a frequency of at least quarterly, but which shall in no case exceed sixty (60) days after the end of each quarter, and one hundred and twenty (120) days after the end of each fiscal year;

(f) the occurrence of a Material Modification with respect to such Loan Asset;

(g) a breach of a financial covenant (including the financial covenants described in clause (a) of this definition) by the related Obligor in respect of such Loan Asset occurs;

(h) the relevant Obligor, as determined by the Servicer in accordance with the Servicing Standard, commences formal restructuring or workout negotiations with its creditors, agrees to or completes a debt-for-equity swap or formally engages a restructuring advisor;

(i) the Servicer determines that all or a material portion of such Loan Asset is uncollectible or otherwise places it on non-accrual status in accordance with the policies and procedures of the Servicer and the Servicing Standard;

(j) solely with respect to Liquid Credit Loan Assets, the Market Value of such Liquid Credit Loan Asset is below 92.5%;

(k) solely with respect to any Liquid Credit Loan Asset, the quote depth is less than three (3) for two (2) consecutive Business Days with respect to such Liquid Credit Loan Asset and the Borrower fails to provide at least three (3) Third Party Bids for such Liquid Credit Loan Asset within such time period;

(l) solely with respect to Liquid Credit Loan Assets, such Liquid Credit Loan Asset has (x) an issuer credit rating by S&P of “CCC+” or below or (y) a corporate family rating by Moody’s of “Caa1” or below;

(m) any additional event in respect of an Eligible Loan Asset, as specified by the Administrative Agent in its sole discretion in the applicable Approval Notice; ~~or~~

(n) the occurrence of any other event of default (however described) with respect to such Eligible Loan Asset, if such Eligible Loan Asset has been accelerated or enforcement actions have been taken with respect thereto; or

(o) solely with respect to any Private Credit Loan Asset with a Same Day Pricing quote depth of at least three (3) for the immediately prior five (5) consecutive Business Days, such Same Day Pricing decreases below 90.0%.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Warranty Breach Event” means, as to any Loan Asset, (a) the discovery that, as of the related Cut-Off Date, such Loan Asset did not satisfy the definition of “Eligible Loan Asset” or there otherwise existed a breach of any representation or warranty relating to such Loan Asset or (b) the Borrower fails to satisfy Section 3.02(a)(ii) or Section 3.04(b), as applicable, with respect to such Loan Asset.

“Warranty Breach Loan Asset” means any Loan Asset with respect to which a Warranty Breach Event has occurred.

“Weighted Average Advance Rate” means, as of any date of determination with respect to all Eligible Loan Assets included in the Aggregate Adjusted Borrowing Value, the number obtained by (a) summing the products obtained by multiplying (i) the Advance Rate of each Eligible Loan Asset by (ii) such Eligible Loan Asset’s contribution to the Aggregate Adjusted Borrowing Value and dividing such sum by (b) the Aggregate Adjusted Borrowing Value.

“Weighted Average Life” means, as of any date of determination, the number obtained by (a) for each Eligible Loan Asset (other than a Defaulted Loan), multiplying the amount of each scheduled distribution of principal to be paid after such determination date by the number of years (rounded to the nearest hundredth) from such determination date until such scheduled distribution of principal is due; (b) summing all of the products calculated pursuant to clause (a) above; and (c) dividing the sum calculated pursuant to clause (b) above by the sum of all scheduled distributions of principal due on all the Eligible Loan Assets (other than Defaulted Loans) as of such determination date.

“Weighted Average Life Test” means a test that will be satisfied on any date of determination if the Weighted Average Life of all Eligible Loan Assets as of such date is less than or equal to 6.50 years.

“Weighted Average Spread” means, as of any date of determination, a fraction (expressed as a percentage) obtained by (a) multiplying the Outstanding Balance of each Eligible Loan Asset (and, in the case of any Delayed Draw Loan Asset or Revolving Loan, the unfunded portion of the commitment thereunder) (other than a Defaulted Loan) included in the Collateral as of such date by its Effective Spread, (b) summing the amounts determined pursuant to clause (a), and (c) dividing the sum determined pursuant to clause (b) above by the aggregate Outstanding Balance of all Eligible Loan Assets (and the unfunded portions of all Delayed Draw Loan Assets and Revolving Loans, as applicable) (other than a Defaulted Loan) included in the Collateral as of such date.

“Weighted Average Spread Test” means a test that will be satisfied on any date of determination if the Weighted Average Spread is greater than or equal to (x) during the Ramp-Up Period, 3.00% and (y) thereafter, ~~5.00~~4.00%.